SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2006

CINERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11377	CINERGY CORP. (A Delaware Corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (513) 421-9500	31-1385023

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 15, 2006, the Compensation Committee of the Company’s Board of Directors (the “Board”) approved the performance metrics that will be used to determine the amount of the awards under the Cinergy Corp. Annual Incentive Plan (the “AIP”) for 2006 for our executive officers. These performance metrics are based on pre-determined levels of corporate net income, customer satisfaction, supplier diversity, workforce diversity, workforce engagement, and corporate governance. Approximately 360 employees are eligible to participate in the AIP in 2006.

Also, on February 15, 2006, the Board, upon recommendation of its Corporate Governance Committee, approved the payment of the balance of the 2006 Board and Committee cash retainer fees, which are ordinarily paid quarterly in arrears, upon closing of the merger of Cinergy and Duke Energy to those Cinergy directors who will not continue to serve on the board of directors of the combined company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINERGY CORP.

Dated: February 22, 2006	By	/s/ MARC E. MANLY
Name: Marc E. Manly
Title: Executive Vice President and Chief Legal Officer